                                                                    EXHIBIT 23.5

                 CONSENT OF BINDER HAMLYN, INDEPENDENT AUDITORS

    As independent auditors, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of REMEC, Inc. for the registration of 137,183 shares of its common stock and to the incorporation by reference therein of our report, dated 26 March 1997, except for Notes 28 and 29, as to which the date is 24 March 1999 with respect to the financial statements of Airtech plc for the year ended 31 December 1996.

/s/ BINDER HAMLYN
--------------------

Binder Hamlyn
Chartered Accountants
London, England
22 July 1999